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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         THE HOUSTON EXPLORATION COMPANY

             (Exact name of registrant as specified in its charter)

               Delaware                                 22-2674487
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                1100 Louisiana, Suite 2000, Houston, Texas 77002
               (Address of principal executive offices) (Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b)of the Act:


       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered
       -------------------                      ------------------------------
     85/8%Senior Subordinated                      New York  Stock  Exchange
        Notes due 2008

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the section captioned "Description of the Notes" in the Registrant's Registration Statement on Form S-4 (Registration No. 333-50235), filed with the Securities and Exchange Commission on April 15, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

1. Indenture, dated as of March 2, 1998 between The Houston Exploration Company and The Bank of New York, as Trustee, with respect to the 85/8% Senior Subordinated Notes Due 2008 (including form of 85/8% Senior Subordinated Notes Due 2008) is incorporated herein by reference from the Registrant's Registration Statement on Form S-4 (Registration No. 333-50235), filed with the Securities and Exchange Commission on April 15, 1998.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 1st day of December, 1998.


                                            THE HOUSTON EXPLORATION COMPANY


                                            By:    /s/ Thomas W. Powers
                                                   ---------------------------
                                            Name:  Thomas W. Powers
                                            Title: Senior Vice President --
                                                   Business Development
                                                   and Finance and Treasurer



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